Exhibit 99.1

                        2000 IKON OFFICE SOLUTIONS, INC.

                    NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN


                                    ARTICLE I

                                     PURPOSE

     The purpose of this 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan (the "Plan") is to enable IKON Office Solutions, Inc. (the "Company") to offer non-employee directors of the Company the opportunity to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.


                                   ARTICLE II

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 "Annual Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.2.

     2.2 "Annual Restricted Stock Award " shall mean the right to receive shares of the Company's Common Stock granted pursuant to Section 6.6.

     2.3 "Award," "Stock Option Award," or "Restricted Stock Award" shall mean the award document evidencing the grant of an Option or Restricted Stock Award and the terms and conditions of such grant.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Change-in-Control Event" shall mean any of the following events:

        (a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of common stock of the Company; or

        (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on October 20, 1999, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on October 20, 1999 or whose appointment, election or nomination for election was previously so approved; or

        (c) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

        (d) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.




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

        Notwithstanding the foregoing, no "Change-in-Control Event" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.7 "Common Stock" shall mean the Common Stock, no par value, of the Company.

     2.8 "Company" shall mean IKON Office Solutions, Inc.

     2.9 "Director" shall mean a member of the Board.

     2.10 "Discretionary Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.3.

     2.11 "Discretionary Restricted Stock Award " shall mean the right to receive shares of Common Stock granted pursuant to Section 6.3.

     2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.13 "Fair Market Value" as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

     2.14 "New Director Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.1.

     2.15 "Non-Employee Director" shall mean a Director who is not an employee of the Company or any parent or subsidiary of the Company (as defined in Section 425 of the Code).

     2.16 "Restricted Stock Award " shall mean the right to receive shares of the Company's Common Stock granted pursuant to Section 6.3 or 6.6 of the Plan.

     2.17 "Participant" shall mean a person to whom an Option or Restricted Stock Award has been granted under this Plan.

     2.18 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     2.19 "Potential Change-in-Control Event" shall mean the occurrence of any one of the following:

        (a) the Company enters into an agreement, the consummation of which will result in the occurrence of a Change-in-Control Event;

        (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control Event; or

        (c) the Board adopts a resolution to the effect that a Potential Change-in-Control Event has occurred.




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

     2.20 "Retainer Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.4.

     2.21 "Stock Option" or "Option" shall mean a New Director Option, an Annual Option, a Discretionary Option or a Retainer Option granted pursuant to Article VI.

                                   ARTICLE III

                                 ADMINISTRATION

     3.1 Administration. The Plan shall be administered and interpreted by the Board. The Board may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.

     3.2 Guidelines. Subject to Article VII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option or Restricted Stock Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option or Restricted Stock Award in the manner and to the extent it shall deem necessary to carry this Plan into effect.

     3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees, Directors and Participants and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV

                                SHARE LIMITATIONS

     4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 1,000,000 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If and to the extent any Option or Restricted Stock Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

     4.2 Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of Common Stock (the "Event"), the maximum number and kind of shares that may be issued under the Plan, the number of shares with respect to which future New Director Options, Annual Options and Annual Restricted Stock Awards are to be granted, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards, and the price for each share subject to any then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price.

                                    ARTICLE V

                                   ELIGIBILITY

     5.1 Any person who is a Non-Employee Director, or who is then becoming a Non-Employee Director, is eligible to be granted New Director Options, Annual Options, Discretionary Options, Retainer Options, Annual Restricted Stock Awards and Discretionary Restricted Stock Awards in accordance with the terms of this Plan.

                                   ARTICLE VI


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


                    STOCK OPTIONS AND RESTRICTED STOCK AWARDS

     6.1 New Director Options. For as long as this Plan remains in effect, each Non-Employee Director shall, upon his or her initial election to the Board, or as soon thereafter as practicable, be granted a New Director Option to purchase 25,000 shares of Common Stock (subject to adjustment as provided in Section 4.2 and/or as determined by the Board).

     6.2 Annual Options. Each year for as long as this Plan remains in effect, each person who is elected a Director at the Company's annual meeting of shareholders and who is a Non-Employee Director shall automatically be granted an Annual Option to purchase 7,000 shares of Common Stock, subject to adjustment as provided in Section 4.2 and/or as determined by the Board. Such options will generally be granted on the date of the annual organizational meeting following the annual shareholders' meeting.

     6.3 Discretionary Options/Restricted Stock Awards. The Board shall have full authority to grant Discretionary Options or Discretionary Restricted Stock Awards to any Non-Employee Director, including the authority:

        (a) to select the Non-Employee Directors to whom Discretionary Options or Discretionary Restricted Stock Awards may from time to time be granted;

        (b) to  determine  whether and to what extent  Discretionary  Options or
     Discretionary   Restricted   Stock   Awards  are  to  be  granted  to  such
     Non-Employee Directors;

        (c) to determine the number of shares of Common Stock to be covered by each Discretionary Option or Discretionary Restricted Stock Award granted; and

        (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Discretionary Option or Discretionary Restricted Stock Award granted (including, but not limited to, the exercise price, the term, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award, and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated). Notwithstanding the foregoing, the exercise price for Discretionary Options shall be not less than the fair market value of the Common Stock or the date of grant.

     6.4 Retainer Options. Each year for as long as this Plan remains in effect, Retainer Options shall be granted to any Non-Employee Director who has filed with the Company an election to receive stock options in lieu of the Annual
Retainer (as defined below), or some portion thereof, to be earned by such Director in each Plan Year (as defined below) during which he or she shall serve as a Director.

        (a) Option Formula. The number of shares of Common Stock subject to the Retainer Options granted to any Director for a Plan Year shall be equal to the nearest number of whole shares obtained by dividing (i) the Director's Annual Retainer (as defined below) by (ii) 25% of the Fair Market Value of a share of Common Stock on the date of grant.

        (b) Annual Retainer. For purposes of this Plan, "Annual Retainer" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director or a chairperson or member of one or more committees of the Board, or a chairperson or trustee of any of the Company's employee benefit plan trusts, or as Non-Executive Chairman; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Annual Retainer, the Annual Retainer for purposes of the formula set forth in Section 6.4(a) shall equal the portion of the Annual Retainer so elected. For purposes of this Plan, "Annual Retainer" shall not include attendance fees or fees for any other services to be provided to the Company except as set forth herein.

        (c) Plan Year. For purposes of this Plan, "Plan Year" shall mean the twelve-month period beginning each February 1 and ending on the last day of January. However, if the Company's annual meeting of shareholders


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

     is held in a month other than January, the Board may change the Plan Year to a period that corresponds appropriately to the date of the annual meeting of shareholders.

     6.5 Terms of Options. Unless otherwise determined by the Board, options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

        (a) Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award. The Stock Option Award shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

        (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined as follows: (i) in the case of New Director Options and Annual Options, the option price shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant; (ii) in the case of Discretionary Options, the option price shall be determined by the Board at the time of grant but shall not be less than the Fair Market Value of the Common Stock on the date of the grant; and (iii) in the case of Retainer Options, the option price shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant, with 25% of the exercise price payable using directors' fees applied to the exercise price in lieu of cash at the time of grant, and the remaining 75% of the exercise price payable in cash upon exercise.

        (c) Option Term. The term of each Stock Option shall be as follows: (i) in the case of New Director Options and Annual Options, the term shall be ten years; (ii) in the case of Discretionary Options, the term shall be fixed by the Board at the time of grant; and (iii) in the case of Retainer Options, the term shall be twenty years.

        (d) Exercisability. Unless otherwise specified in a Stock Option Award, Stock Options shall be exercisable as follows: (i) New Director Options shall become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant; (ii) Annual Options shall be immediately exercisable beginning the day after the date of grant; (iii) Discretionary Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; and (iv) Retainer Options shall be exercisable beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, the Board may waive the vesting provisions of any Stock Option, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

        (e) Method of Exercise. Subject to any applicable vesting provisions, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option price shall be paid in full by: (i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, (ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price), or (iii) making payment using shares of Common Stock owned by the Participant for at least six months preceding the exercise date. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, until the Option has been exercised.

        (f) Termination. Unless otherwise determined by the Board, or provided in the particular Stock Option Award, Stock Options held by a Participant who ceases to be a Director shall be exercisable as follows:

               (i) In the case of a Participant who ceases to be a Director because of death, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.


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

               (ii) In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Options that were exercisable on the date on which the Participant ceased to be a Director may be exercised by the Participant until the expiration of the stated term of the Option.

               (iii) Any Option not exercised during the periods specified in subsections (i) or (ii) shall terminate at the end of such period; provided, however, that the Board may accelerate the exercisability of any Option, extend the one-year period specified in subsection (i), or make such other modifications to the Stock Option Award, not inconsistent with legal requirements, as the Board shall, in its sole discretion, deem appropriate.

     6.6 Annual Restricted Stock Awards. Each year for so long as this Plan remains in effect, each person who is elected a Director at the Company's annual meeting of shareholders and who is a Non-Employee Director shall automatically be granted a Restricted Stock Award entitling the Director to receive 1,750 shares of Common Stock, subject to adjustment as provided in Section 4.2 and/or as determined by the Board.

     6.7 Terms of Restricted Stock Awards. Unless otherwise determined by the Board, Restricted Stock Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

        (a) Restricted Stock Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award.

        (b) Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Board shall determine the vesting conditions, if any, applicable to the Award, and any other conditions applicable to the Award. Notwithstanding the foregoing, the Board may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

        (c) Termination. Unless otherwise determined by the Board, or provided in the particular Restricted Stock Award, Restricted Stock Awards held by a Participant who ceases to be a Director shall be issuable as follows:

          (i) In the case of Participant who ceases to be a Director because of death, all Restricted Stock Awards that were outstanding on the date of death will be issued to the legal representative of the Participant's estate as soon as practicable, but in no event later than one year from the date of death;

          (ii) in the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Restricted Stock Awards that were outstanding as of the date on which the Participant ceased to be a Director (the "Termination Date") shall be forfeited, unless the applicable vesting date for such Award is prior to the Termination Date and/or except as otherwise determined by the Board.

     6.8 Change-in-Control. All outstanding Options shall automatically become fully exercisable, and all Restricted Stock Awards shall fully vest upon the occurrence of a Potential Change-in-Control Event or a Change-in-Control Event. In no event shall this Section 6.8, or Sections 2.5, 2.19 or 4.2 be subject to modification after a Potential Change-in-Control Event or Change-in-Control Event has occurred.

                                   ARTICLE VII

                            TERMINATION OR AMENDMENT


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

     7.1 Termination or Amendment of the Plan. The Board may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options or Restricted Stock Awards granted prior to such termination or amendment may not be materially impaired without the consent of such Participant, except as otherwise provided in the Plan.

     7.2 Amendment of Options or Restricted Stock Awards. The Board may amend the terms of any outstanding Option or Restricted Stock Award, prospectively or retroactively, but no such amendment or other action by the Board shall materially impair the rights of any Participant without the Participant's consent, except as otherwise provided in the Plan.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonassignment. Except as otherwise provided in this Plan, Options and Restricted Stock Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

     8.2 Legend. All certificates representing shares of Common Stock delivered pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions.

     8.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required, and such arrangements may be either generally applicable or applicable only in specific cases.

     8.4 No Right to Continue as Director. Neither this Plan nor the grant of any Option or Restricted Stock Award shall constitute evidence of any agreement or understanding, express or implied, that a Director will continue as a member of the Board, or that the Company will nominate any Director for reelection by the Company's shareholders.

     8.5 Withholding of Taxes. The Company shall have the right, prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant.

     8.6 Listing and Other Conditions.

        (a) The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option or vesting of a Restricted Stock Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award may be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of


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

     excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

        (c) Upon termination of any period of suspension under this Section 8.6, any Option or Restricted Stock Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Restricted Stock Award.

     8.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     8.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     8.9 Liability of Plan Administrators. No member or former member of the Board or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement pursuant to its Code of Regulations.

     8.10 Costs. Unless otherwise determined by the Board, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to the Plan.

     8.11 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

     8.12 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     8.13 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.


                                   ARTICLE IX

                             EFFECTIVE DATE OF PLAN

     9.1  Effective  Date.  This Plan shall  become  effective as of October 20,
1999.



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




                                    ARTICLE X

                                  TERM OF PLAN

     10.1 Term. No Stock Option or Restricted Stock Award shall be granted pursuant to this Plan after October 20, 2009, but Options or Restricted Stock Awards granted prior to such date may extend beyond that date.



























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